Exhibit 10.15

CLPF-CAMBRIDGE SCIENCE CENTER, LLC
c/o Clarion Partners
101 Arch Street, 17th Floor
Boston, MA 02110

January 17, 2018

Horizon Discovery Inc.
245 First Street
Cambridge, Massachusetts 02142

Compass Therapeutics LLC
245 First Street
Cambridge, Massachusetts 02142

Re: Consent to Sublease Modification Agreement

Ladies and Gentlemen:

Reference is made to Lease dated November 9, 2015 (the “Lease”) between Jamestown Premier 245 First, LLC, as landlord and Horizon Discovery Inc. (“Tenant”), as Tenant with respect to certain premises more fully described therein (the “Premises”) within the Science Building located at 245 First Street, Cambridge, Massachusetts 02142. CLPF-Cambridge Science Center, LLC (“Landlord”) has succeeded to the landlord’s interest under the Lease. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

Further reference is made to that certain Sublease Agreement dated as of July 27, 2016 (the “Sublease”) between Tenant, as Sublandlord, and Compass Therapeutics LLC (“Subtenant”), as Subtenant, pursuant to which Subtenant is subleasing from Tenant the entire Premises (defined in the Sublease as the “Sublease Premises”). In connection with the Sublease, Landlord’s predecessor entered into a Consent to Sublease (the “Consent”) dated July 29, 2016, with Tenant and Subtenant.

Tenant and Subtenant are about to enter into a Sublease Modification Agreement in the form attached hereto as Exhibit A and have requested that Landlord consent to the execution of the Sublease Modification Agreement. Landlord is willing to execute this Consent to Sublease Modification Agreement subject to the terms and conditions set forth herein.

Tenant and Subtenant acknowledge that Landlord is not a party to the Sublease Modification Agreement and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Sublease Modification Agreement. Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Sublease Modification Agreement or a modification or waiver of any of the terms, covenants and conditions of the Lease or as a representation or warranty by Landlord. Without limitation of the foregoing, Landlord is not hereby consenting to the assignment of tire Tenant’s interest under the Lease to Subtenant or to any other person or entity and all conditions and requirements of the Lease, including, without limitation, Article 13 thereof, shall apply without modification to any such proposed assignment, including, without limitation, the requirements of Landlord’s Consent to such an assignment in accordance with the standards and conditions set out in the Lease, the requirement that Tenant remain liable under the Lease, Landlord’s rights regarding profits from any assignment, and Landlord’s recapture rights. In no event shall the terms and provisions of the Lease be modified or amended in connection with any assignment, notwithstanding the terms and conditions of any “Offer” as defined in the Sublease Modification Agreement.

Please confirm your agreement to the foregoing by signing below.

(signatures appear on the following pages)

Landlord’s signature page to Consent to Sublease Modification Agreement dated January 17, 2018

LANDLORD:

CLPF-CAMBRIDGE SCIENCE CENTER, LLC
a Delaware limited liability company

By:	Clarion Lion Properties Fund Holdings, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	CLPF-Holdings, LLC,
a Delaware limited liability company,
its General Partner

		By:	Clarion Lion Properties Fund Holdings REIT, LLC,
a Delaware limited liability company,
its Sole Member

			By:	Clarion Lion Properties Fund, LP,
a Delaware limited partnership,
its Managing Member

				By:	Clarion Partners LPF GP, LLC,
a Delaware limited liability company,
its General Partner

					By:	Clarion Partners, LLC,
a New York limited liability company,
its sole member

						By:	/s/ Brian Collins
						Name:	Brian Collins
						Title:	Authorized Signatory

Tenant’s signature page to Consent to Sublease Modification Agreement dated January 17, 2018

TENANT:

HORIZON DISCOVERY INC.,
a Delaware corporation

By:	/s/ R. Vellacott

Name: R Vellacott
Title: CFO

Subtenant’s signature page to Consent to Sublease Modification Agreement dated January 17, 2018

SUBTENANT:

COMPASS THERAPEUTICS LLC.,
a Delaware limited liability company

By:	/s/ Jeb Ledell

Name: Jeb Ledell
Title: Chief Operating Officer

EXHIBIT A

SUBLEASE MODIFICATION AGREEMENT

SUBLEASE MODIFICATION AGREEMENT

This Sublease Modification Agreement (this “Agreement”)? made as of the 17th day of January, 2018 by and between HORIZON DISCOVERY INC., a Delaware corporation, as sublandlord (hereinafter referred to as “Sublandlord”), and COMPASS THERAPEUTICS LLC, a Delaware limited liability company, as subtenant (hereinafter referred to as “Subtenant”):

W I T N E S S E T H:

WHEREAS, by an Indenture of Lease, dated November 9, 2015 (the “Overlease”), JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (hereinafter referred to as “Overlandlord”) leased to Sublandlord, as lessee, (i) the space containing approximately 22,581 rentable square feet of space on the third floor of the Science Building (as defined in the Overlease) and defined in the Overlease as the “Principal Premises” and having an address at 245 First Street, Cambridge, Massachusetts 02142, (ii) the space containing approximately 4,339 rentable square feet of storage space on the third floor of the Science Building and defined in the Overlease as the “Storage Premises”, and (iii) the space containing approximately 160 rentable square feet of space on the first floor of the Science Building and defined in the Overlease as the “PH System Premises”, each as more specifically described in the Overlease (collectively, the “Lease Premises”), upon and subject to the terms and conditions set forth in the Overlease; and

WHEREAS, pursuant to Sublease Agreement dated as of July 27, 2016 as modified by Consent to Sublease dated July 29, 2016 and by Letter Agreement dated as of December 1, 2016 (collectively, the “Sublease”), Subtenant sublet the entire Lease Premises (the “Sublease Premises”) from Sublandlord and Sublandlord sublet the Sublease Premises to Subtenant upon the terms and conditions set forth in the Sublease.

WHEREAS, Sublandlord and Subtenant wish to extend the term of the Sublease and otherwise modify the Sublease as set forth herein.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1. Any capitalized terms not otherwise defined in this Sublease shall have the respective meanings ascribed thereto in the Overlease.

2. The first sentence of Paragraph 8 of the Sublease is hereby deleted and the following sentences are substituted therefor: “The term of this Sublease (“Term”) shall commence on the Commencement Date and shall end on January 31, 2020, subject to extension pursuant to the next sentence of this Paragraph 8, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (which date for the termination of the term hereof shall hereafter be called the “Termination Date”). As additional consideration for the execution of this Sublease, Sublandlord grants to Subtenant an option to extend the term of this Sublease for one (1) additional twelve (12)-month period(s) upon the same terms and conditions herein contained, including the payment of Rent, except for the extension option granted herein. Provided this Sublease shall then be in full force and effect and Subtenant shall not be in default hereunder beyond any applicable notice and grace period, Subtenant may exercise its option hereunder by giving Sublandlord written notice of such election at any time prior to January 31, 2020, Provided Subtenant gives such notice, the Term shall be automatically extended for such additional period of twelve (12) months without the execution of an extension or renewal sublease.”

3. Paragraph 12 of the Sublease is hereby deleted in its entirety,

4. Paragraph 16 of the Sublease is hereby amended by deleting the words “ with a copy to Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attn: Robert L, Birnbaum, Esq.” and substituting therefor the words “ with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attn: Laurie C. Nelson, Esq.”

5. Paragraph 26 is hereby added to the Sublease as follows: “26. Right of First Refusal. If, at any time during the Term (as same may be extended), (a) Sublandlord shall receive from any other party a bona fide offer, satisfactory to Sublandlord in its commercially reasonable discretion, to accept an assignment of Sublandlord’s interest as tenant under the Overlease, or (b) Sublandlord wishes to assign its interest as tenant under the Overlease to any other party upon material economic terms that have been negotiated with such party in a bona fide letter of intent or term sheet (an offer under the foregoing clause (a) or a letter of intent or term sheet under the foregoing clause (b) is referred to as an “Offer”), Sublandlord agrees to offer to Subtenant, by notice (“Sublandlord’s Notice”), the right to become the assignee of Sublandlord’s interest as tenant under the Overlease upon the same terms and conditions as set forth in the Offer. Provided this Sublease shall then be in full force and effect and Subtenant shall not be in default hereunder beyond any applicable grace and notice period, Subtenant may exercise its right to become the assignee of Sublandlord’s interest as tenant under the Overlease by accepting Sublandlord’s offer in writing within ten (10) days after the date of Sublandlord’s Notice, in which event Sublandlord and Subtenant shall, subject to the consent of Overlandlord thereto being obtained by Sublandlord within ninety (90) days after the date of such acceptance by Subtenant, enter into an assignment of the Overlease reasonably acceptable to Sublandlord and Subtenant, to incorporate the terms and conditions set forth in the Offer. In the event that Subtenant fails to accept the offer contained in Sublandlord’s Notice within such ten (10) day period, Subtenant shall be deemed to have waived its rights under this Paragraph 26 to become the assignee of Sublandlord’s interest as tenant under the Overlease, unless Sublandlord fails to assign its interest under the Overlease to such other party within six (6) months after the date of Sublandlord’s Notice, in which event Subtenant’s rights under this Paragraph 26 shall be deemed reinstated.”

6. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker in connection with this Agreement. Each party shall indemnify the other against any cost or liability resulting horn the indemnifying party’s breach of the foregoing representation and warranty.

7. This Agreement is subject to the approval of the Overlandlord pursuant to the Overlease. Following the execution and delivery hereof, Sublandlord will promptly submit this Agreement to Overlandlord for such consent. Such consent must be in form reasonably satisfactory to Sublandlord and Subtenant, If such consent is not received by Sublandlord within ninety (90) days after the date hereof, this Agreement shall terminate, and neither party shall have any further obligation or liability to the other party, and the Sublease shall remain in full force and effect as if this Agreement had not been entered into by the parties.

8. Except as expressly modified herein, the Sublease is and shall remain unmodified and in full force and effect, and, except as expressly modified herein, the terms and provisions of the Sublease are hereby ratified by the parties hereto.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Agreement as an instrument under seal, as of the day and year first above written.

SUBLANDLORD:

HORIZON DISCOVERY INC.

By:	/s/ R Vellacott
Name:	R Vellacott
Title:	CFO

SUBTENANT:

COMPASS THERAPEUTICS LLC

By:	/s/ Jeb Ledell
Name:	Jeb Ledell
Title:	Chief Operating Officer